Exhibit 99.1

Arena Pharmaceuticals Provides Corporate Update and Reports Third Quarter 2018 Financial Results

•	Ralinepag open-label extension data demonstrated durable, long-term improvements in both PVR and 6MWD
•	Olorinab positive Phase 2a data for the treatment of pain associated with Crohn’s disease; all patients with evaluable data at week 8 exhibited a pre-defined clinical improvement

SAN DIEGO, November 7, 2018 -- Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the third quarter ended September 30, 2018.

"Our recent positive results from the Phase 2a trial of olorinab in pain associated with Crohn’s disease and the ralinepag PAH open-label extension trial further demonstrate the strength of Arena’s pipeline and the ability of the Company to execute on these potentially transformative programs," said Amit D. Munshi, President and CEO of Arena. "The achievement of positive Phase 2 results from olorinab, ralinepag and etrasimod in ulcerative colitis puts Arena in an extremely strong operating position.  Moreover, we are excited to introduce a novel cardiopulmonary compound, APD418, in development for the treatment of decompensated heart failure. We continue to focus on delivering multiple best-in-class compounds in areas of high unmet need to patients as expeditiously as possible.”

Pipeline Update

Etrasimod – Next generation, oral, selective sphingosine-1-phosphate (S1P) receptor modulator intended for the potential treatment of multiple immune and inflammatory diseases

•	Ulcerative colitis (UC):
o	Phase 3 planning ongoing
•	Crohn’s disease (CD):
o	Regulatory discussions and Phase 2/3 planning ongoing
•	Primary biliary cholangitis (PBC):
o	Phase 2 trial ongoing
•	Atopic dermatitis (AD):
o	Program planning ongoing

Ralinepag – Next generation, oral, once-daily, selective prostacyclin receptor agonist intended for the potential treatment of pulmonary arterial hypertension (PAH)

•	Advancing PAH Phase 3 clinical program
•	Delivered positive open-label extension interim trial results
o	Demonstrated durable, long-term improvements in both pulmonary vascular resistance (PVR) and 6-minute walk distance (6MWD)
o	Favorable long-term tolerability profile demonstrated

Olorinab – Peripherally restricted, oral, full agonist of the cannabinoid receptor 2 (CB2) intended for the potential treatment of visceral pain, specifically pain associated with Crohn’s disease

•	Delivered positive Phase 2a data in pain associated with Crohn’s disease
•	Demonstrated a statistically significant improvement in abdominal pain over 8 weeks of treatment
•	All patients with evaluable data at week 8 exhibited a pre-defined clinical response of ≥30% change from baseline in Average Abdominal Pain Score (AAPS)
•	Treatment effects were demonstrated early and were consistent over the 8-week treatment period
•	Appeared safe and generally well tolerated
•	Phase 2b clinical program targeting the treatment of gastrointestinal pain being developed

APD418 (preclinical) - First-in-Class Calcium-Independent Myofilament Derepressor (CMD) for the treatment of decompensated heart failure (DHF)

•	Targets a novel mechanism that improves contractility without adverse hemodynamic changes
•	DHF is an area of high unmet medical need with significant morbidity and mortality
•	New preclinical data to be presented at American Heart Association (AHA) Scientific Sessions

Collaboration Update

•	In October 2018, Everest Medicines received China Food and Drug Administration (CFDA) Investigational New Drug approval for ralinepag

Corporate Update

•	In August 2018, Arena appointed Suzanne Zoumaras as Executive Vice President and Chief Human Resources Officer

Financial Update

Third Quarter 2018 Financial Results

•	Revenues totaled $3.6 million, consisting of $3.2 million in royalty revenue and $0.4 million in collaboration revenue
•	Research and development expenses totaled $28.8 million
•	General and administrative expenses totaled $10.8 million
•	Net loss attributable to stockholders of Arena was $34.3 million, or $0.70 per share

At September 30, 2018, Arena’s cash, cash equivalents and investments balance was $561.6 million and approximately 49.4 million shares of Arena common stock were outstanding.

Conference Call & Webcast Information

Arena will host a conference call and live webcast with the investment community today, Wednesday, November 7, 2018, at 4:30 p.m. EST to discuss the financial results and provide a corporate update.

When: Wednesday, November 7, 2018, at 4:30 p.m. EST

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 1993206

Please join the conference call at least 10 minutes early to register. You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is driven to deliver novel, transformational medicines with optimized pharmacology and pharmacokinetics to patients globally. Arena’s proprietary pipeline includes multiple potentially first- or best-in-class assets with broad clinical utility. Ralinepag (APD811) is being evaluated in a Phase 3 program for pulmonary arterial hypertension (PAH). Etrasimod (APD334), with potential utility in a broad range of immune and inflammatory conditions, is being evaluated in later-stage clinical programs in ulcerative colitis (UC) and Crohn’s disease, as well as progressing programs for primary biliary cholangitis (PBC) and atopic dermatitis. Arena is also evaluating olorinab (APD371) in a Phase 2 program for gastrointestinal pain. Arena continues to assess other earlier research and development stage drug candidates, including APD418 for decompensated heart failure.

In addition, Arena has several partnerships including with Everest Medicines Limited (ralinepag and etrasimod in Greater China and select Asian countries), Axovant Sciences GmbH (nelotanserin - Phase 2), Boehringer Ingelheim International GmbH (undisclosed target - preclinical), Outpost Medicine, LLC (undisclosed target – preclinical), and Eisai Co., Ltd. and Eisai Inc. (BELVIQ® - marketed product).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “demonstrate,” “potentially,” “excited to,” “focus on,” “intended for,” “potential,” “planning,” “appear,” “targeting,” “targets,” “to be presented,” “will,” “driven to,” “being evaluated for,” and “evaluating for,” and include, without limitation, statements about the following: design, initiation, enrollment, results, data readouts, data presentations, and timing relating to ongoing and intended preclinical and clinical trials; the potential of Arena’s drug candidates, including to be best-in-class or transformative, have broad clinical utility, and be delivered to patients with high unmet need; the strength of Arena’s pipeline; Arena’s ability to execute on its programs; Arena’s investment community conference call and webcast; and Arena’s focus, goals, strategy, preclinical and clinical programs, and collaborators. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: Arena may need additional funds to advance all of its programs, and you and others may not agree with the manner Arena allocates its resources; risks related to developing and commercializing drugs; enrolling patients in Arena’s ongoing and intended clinical trials is competitive and challenging; clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and Arena’s drug candidates may not advance in development or be approved for marketing; risks and uncertainties relating to cash and revenues that may be generated from product sales or other sources, including the impact of competition; Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; satisfactory resolution of litigation or other disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on collaborative arrangements; the entry into or modification or termination of collaborative arrangements; and Arena's and third parties' intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission (SEC), including but not limited to Arena’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 14, 2018, and Arena’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the SEC on August 7, 2018. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Arena Pharmaceuticals, Inc.

Executive Vice President and

Chief Financial Officer

klind@arenapharm.com

858.210.3636

Media Contact:

Matt Middleman, M.D.

LifeSci Public Relations

matt.middleman@lifescipublicrelations.com

646.627.8384

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues
Collaboration and other revenue	$363	$1,881	$4,524	$5,439
Royalty revenue	3,210	534	4,798	534
Total revenues	3,573	2,415	9,322	5,973

Operating Costs & Expenses
Research & development	28,811	17,233	77,139	50,277
General & administrative	10,766	7,418	32,322	22,088
Litigation settlement expense, net	—	11,975	—	11,975
Total operating costs & expenses	39,577	36,626	109,461	84,340

Total interest & other income (expense), net	1,690	(1,059)	2,859	(3,217)
Loss from continuing operations	(34,314)	(35,270)	(97,280)	(81,584)
Income (loss) from discontinued operations	—	2,606	(830)	2,807
Net loss	(34,314)	(32,664)	(98,110)	(78,777)
Less net loss attributable to noncontrolling interest in consolidated variable interest entity	—	311	—	1,054
Net loss attributable to stockholders of Arena	$(34,314)	$(32,353)	$(98,110)	$(77,723)

Amounts attributable to stockholders of Arena:
Loss from continuing operations	$(34,314)	$(34,959)	$(97,280)	$(80,530)
Income (loss) from discontinued operations	—	2,606	(830)	2,807
	$(34,314)	$(32,353)	$(98,110)	$(77,723)

Net income (loss) attributable to stockholders of Arena per share, basic and diluted:
Continuing operations	$(0.70)	$(0.93)	$(2.10)	$(2.32)
Discontinued operations	—	0.07	(0.02)	0.08
	$(0.70)	$(0.86)	$(2.12)	$(2.24)

Shares used in calculating net income (loss) attributable to stockholders of Arena per share, basic and diluted:	49,368	37,766	46,243	34,692

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	September 30, 2018		December 31, 2017
			[1]
Assets
Cash & cash equivalents		$508,663	$158,837
Accounts receivable		1,329	2,357
Insurance recovery receivable		—	12,025
Prepaid expenses & other current assets		9,524	2,681
Total available for sale investments		52,961	112,482
Land, property & equipment, net		27,836	30,131
Other non-current assets		9,721	3,622
Assets of disposal group held for sale		—	17,140
Total assets	$	$ 610,034	$339,275

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities		$17,768	$15,622
Accrued litigation settlement		—	24,000
Total deferred revenues		1,215	2,177
Total lease financing obligations & other long-term liabilities		59,735	62,737
Liabilities of disposal group held for sale		—	27,595
Total stockholders’ equity		531,316	207,144
Total liabilities & stockholders’ equity	$	$ 610,034	$339,275

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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